Southern Natural Gas Company
Post Office Box 2563
Birmingham AL  35202 2563
205 325 7410

SOUTHERN NATURAL GAS

                                December 3, 1998

Mr. Mike Wingo
Atlanta Gas Light Company
Post Office Box 4569
Atlanta, Georgia 30302-4569

Dear Mr. Wingo:

         Atlanta Gas Light Company ("Atlanta") and Southern Natural Gas Company ("Southern") are parties to a firm transportation agreement dated November 1, 1994 (#904480) for 5,173 Mcf/day ("FT Agreement"), a firm transportation no-notice agreement dated November 1, 1994 (#904481) for 6,764 Mcf/day ("FT-NN Agreement"), and a contract storage service agreement dated November 1, 1994 (#S20140) for 334,997 Mcf ("CSS Agreement"), as amended by Amendatory Agreement dated March 1, 1995 (collectively, the "Agreements"). Pursuant to Section 4.1 of each agreement, the agreement is effective through February 28, 1998, and may be extended for successive terms of one year each year thereafter if the parties mutually agree in writing to each yearly extension at least 60 days prior to the end of the primary term or any subsequent yearly extension. Southern herewith states its election to extend the Agreements for an additional term of one year, commencing on March 1, 1999, and terminating on February 29, 2000. If Atlanta is in agreement, please so indicate by signing both originals and returning one original to Southern.

                                Very truly yours,

                               /s/ Larry E. Powell




Accepted and agreed to this 4th day of Accepted and agreed to this 3rd day of December, 1998. December, 1998.


ATLANTA GAS LIGHT COMPANY                SOUTHERN NATURAL GAS COMPANY

By:   /s/    Mike P. Wingo               By:   /s/    Larry E. Powell
    ----------------------------------       ----------------------------------

Its::        Vice President              Its:         Sr. Vice President





A SONAT COMPANY